                                                                   EXHIBIT 99.01




KELLOGG COMPANY AMERICAN
FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
OCTOBER 31, 1995

                                   FORM 11-K

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 ANNUAL REPORT

        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                     FOR FISCAL YEAR ENDED OCTOBER 31, 1995
                         COMMISSION FILE NUMBER 1-4171



                                 KELLOGG COMPANY
                      AMERICAN FEDERATION OF GRAIN MILLERS
                          SAVINGS AND INVESTMENT PLAN
                           (Full Title of the Plan)
                                ---------------


                                KELLOGG COMPANY
                                (Name of Issuer)

                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN  49016-3599
                         (Principal Executive Office)

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN


Index to Financial Statements and Additional Information
-------------------------------------------------------------------------

                                                                    PAGE
REPORT OF INDEPENDENT ACCOUNTANTS                                     1

FINANCIAL STATEMENTS AS OF OCTOBER 31, 1995
 AND 1994 AND FOR THE YEAR ENDED OCTOBER 31, 1995:

  Statement of assets available for benefits, with fund
   information                                                      2-3

  Statement of changes in assets available for benefits, with
   fund information                                                   4

  Notes to financial statements                                     5-9

ADDITIONAL INFORMATION:

  Item 27a - Schedule of assets held for investment
   purposes - October 31, 1995                                       10

  Item 27b - Schedule of loans or fixed income obligations -
   October 31, 1995                                               11-13

  Item 27d - Schedule of reportable transactions -
   year ended October 31, 1995                                       14


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Participants of the
Kellogg Company American Federation
of Grain Millers Savings and Investment Plan


In our opinion, the accompanying statements of assets available for benefits and the related statement of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan at October 31, 1995 and 1994, and the changes in assets available for benefits for the year ended October 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 10 - 14 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of assets available for benefits and the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 8, 1996

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS                                           2
SAVINGS AND INVESTMENT PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1995

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 FIXED
                                                                          LOAN                BOND              INCOME
                                                       TOTAL              FUND                FUND               FUND
Receivables:
   Employer contributions                         $        484,554   $         -        $          6,010   $        283,613
   Interest                                                    415                                                      415
                                                  ----------------   ----------------   ----------------   ----------------
       Total receivables                                   484,969                                 6,010            284,028
                                                  ----------------   ----------------   ----------------   ----------------

Investments:
   Plan's interest in Master Trust                     123,586,199                             4,876,840
   Interfund borrowings                                                                                            (922,676)
   Guaranteed investment contracts                     542,063,681                                              542,063,681
   Loans to participants                                14,631,203         14,631,203
   TBC Pooled Funds Daily Liquidity                         86,931                                                   86,931
                                                  ----------------   ----------------   ----------------   ----------------
       Total investments                               680,368,014         14,631,203          4,876,840        541,227,936
                                                  ----------------   ----------------   ----------------   ----------------
Assets available for benefits                     $    680,852,983   $     14,631,203   $      4,882,850   $    541,511,964
                                                  ================   ================   ================   ================

                                                                         COMPANY
                                                        EQUITY              STOCK
                                                         FUND               FUND
Receivables:
   Employer contributions                          $         34,636    $        160,295
   Interest
                                                   ----------------    ----------------
       Total receivables                                     34,636             160,295
                                                   ----------------    ----------------

Investments:
   Plan's interest in Master Trust                       29,690,301         89,019,058
   Interfund borrowings                                     922,676
   Guaranteed investment contracts
   Loans to participants
   TBC Pooled Funds Daily Liquidity
                                                   ----------------    ----------------
       Total investments                                 30,612,977         89,019,058
                                                   ----------------    ---------------
Assets available for benefits                      $     30,647,613    $    89,179,353
                                                   ================    ===============

See accompanying notes to financial statements

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS                                           3
SAVINGS AND INVESTMENT PLAN


STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1994

--------------------------------------------------------------------------------------------------------------------------

                                                                                                                 FIXED
                                                                          LOAN                BOND              INCOME
                                                       TOTAL              FUND                FUND               FUND
ASSETS:
Receivables:
   Employer contributions                         $        515,950   $         -        $          6,500   $        298,270
   Interest                                                133,139                                                  133,139
                                                  ----------------   ----------------   ----------------   ----------------
       Total receivables                                   649,089                                 6,500            431,409
                                                  ----------------   ----------------   ----------------   ----------------

Investments
   Plan's interest in Master Trust                     134,687,224                             4,124,385          3,207,217
   Guaranteed investment contracts                     478,739,579                                              478,739,579
   TBC Pooled Funds Daily Liquidity                          1,199                                                    1,199
   Loans to participants                                10,562,350         10,562,350
                                                  ----------------   ----------------   ----------------   ----------------
       Total investments                               623,990,352         10,562,350          4,124,385        481,947,995
                                                  ----------------   ----------------   ----------------   ----------------
Assets available for benefits                     $    624,639,441   $     10,562,350   $      4,130,885   $    482,379,404
                                                  ================   ================   ================   ================

                                                                           COMPANY
                                                        EQUITY              STOCK
                                                         FUND               FUND
ASSETS:
Receivables:
   Employer contributions                          $         28,161    $        183,019
   Interest
                                                   ----------------    ----------------
       Total receivables                                     28,161             183,019
                                                   ----------------    ----------------

Investments
   Plan's interest in Master Trust                       21,108,072         106,247,550
   Guaranteed investment contracts
   TBC Pooled Funds Daily Liquidity
   Loans to participants
                                                   ----------------    ----------------
       Total investments                                 21,108,072         106,247,550
                                                   ----------------    ----------------
Assets available for benefits                      $     21,136,233    $    106,430,569
                                                   ================    ================


See accompanying notes to financial statements

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS                                          4
SAVINGS AND INVESTMENT PLAN


STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION OCTOBER 31, 1995

--------------------------------------------------------------------------------------------------------------------------
                                                                                                                    FIXED
                                                                             LOAN                BOND              INCOME
                                                           TOTAL              FUND                FUND               FUND
Contributions:
   Employer                                       $      6,893,623   $         -        $         78,020   $      4,219,403
   Employee                                             16,817,030                               199,446         11,635,400
   Loans repaid                                                            (3,829,688)            89,769          2,382,599
   Rollover from other qualified plans                       5,102                                                    1,425
                                                  ----------------   ----------------   ----------------   ----------------
       Total contributions                              23,715,755         (3,829,688)           367,235         18,238,827
                                                  ----------------   -----------------  ----------------   ----------------

Earnings on Investments:
   Plan's interest in income of Master Trust            27,550,917                               631,411            284,531
   Interest income                                      37,979,201          1,069,706                            36,909,495
   Investment services fees                                (61,871)                                 (435)           (49,178)
   Trustee fees                                            (62,448)                                 (320)           (55,763)
                                                  ----------------   ----------------   ----------------   ----------------
       Total earnings on investments, net               65,405,799          1,069,706            630,656         37,089,085
                                                  ----------------   ----------------   ----------------   ----------------

Net transfers between funds                                                                       35,792         37,887,631
Participant withdrawals                                (32,892,681)          (153,086)          (214,006)       (29,598,875)
New loan distributions                                                      6,981,921            (62,966)        (4,476,880)
Net transfers between Plans                                (15,331)                               (4,746)            (7,228)
                                                  ----------------   ----------------   ----------------   ----------------
Net increase (decrease)                                 56,213,542          4,068,853            751,965         59,132,560
                                                  ----------------   ----------------   ----------------   ----------------

Assets available for benefits at
 beginning of year                                     624,639,441         10,562,350          4,130,885        482,379,404
                                                  ----------------   ----------------   ----------------   ----------------

Assets available for benefits at
 end of year                                      $    680,852,983   $     14,631,203   $      4,882,850   $    541,511,964
                                                  ================   ================   ================   ================

                                                                               COMPANY
                                                             EQUITY             STOCK
                                                               FUND             FUND
Contributions:
   Employer                                         $        400,769    $      2,195,431
   Employee                                                1,129,922           3,852,262
   Loans repaid                                              328,542           1,028,778
   Rollover from other qualified plans                                             3,677
                                                    ----------------     ---------------
       Total contributions                                 1,859,233           7,080,148
                                                    ----------------    ----------------

Earnings on Investments:
   Plan's interest in income of Master Trust               5,912,260         20,722,715
   Interest income
   Investment services fees                                   (2,195)           (10,063)
   Trustee fees                                               (1,775)            (4,590)
                                                    ----------------    ---------------
       Total earnings on investments, net                  5,908,290         20,708,062
                                                    ----------------    ---------------

Net transfers between funds                                2,943,455        (40,866,878)
Participant withdrawals                                     (645,332)        (2,281,382)
New loan distributions                                      (552,925)        (1,889,150)
Net transfers between Plans                                   (1,341)            (2,016)
                                                    ----------------    ---------------
Net increase (decrease)                                    9,511,380       (17,251, 216)
                                                    ----------------    ----------------

Assets available for benefits at
 beginning of year                                        21,136,233         106,430,569
                                                    ----------------    ----------------

Assets available for benefits at
 end of year                                        $     30,647,613    $    89,179,353
                                                    ================    ===============


See accompanying notes to financial statements

KELLOGG COMPANY                                                               5
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN


NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The Kellogg Company American Federation of Grain Millers Savings and Investment Plan ("the Plan") operates as a qualified defined contribution plan and was established under Section 401(k) of the Internal Revenue Code. The accounts of the Plan are maintained on the accrual basis. Expenses of administration are paid by Kellogg Company.

    INVESTMENTS

    All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the assets available for benefits at October 31, 1995 and 1994:

                                                            INTEREST                    OCTOBER 31,
          DESCRIPTION                                         RATE               1995              1994
          Brundage, Story & Rose Managed
           Synthetic GIC Fund                               Variable           $ 52,042,315       $ 34,537,855
          Putnam Horizon Managed Synthetic
           GIC Fund                                         Variable             51,877,407         34,472,455
          Morgan Bank GIC #41                                  9.37%             79,004,435        108,353,894
          Allstate Life Ins. GAC #5686A                        8.13%             42,826,850             -
          John Hancock GAC #5916-10000                         8.30%                 -              59,553,995
          John Hancock GAC #5916-10001                         8.82%             99,791,611         91,720,860
          John Hancock GAC #7605                               7.87%             43,362,646             -
          Plan's Interest in Master Trust                   Variable            123,586,199        134,687,224

    ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

    Net investment income related to the respective investment options described in Note 2 is allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan's management to make estimates and assumptions that affect the reported amounts of assets available for benefit at the date of the financial statements and changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

KELLOGG COMPANY                                                              6
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN


NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

2.  PROVISIONS OF THE PLAN

    PLAN ADMINISTRATION

    The Plan is administered by trustees appointed by Kellogg and employees represented by the American Federation of Grain Millers.

    PLAN PARTICIPATION

    Generally, all Kellogg Company hourly employees belonging to American Federation of Grain Millers Union Local Nos. 3, 50, 211, 252, 374 and 401 are eligible to participate in the Plan.

    Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 16 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

    Participants of the Plan may elect to invest the contributions to their accounts as well as their account balances in an equity, bond, fixed income or Kellogg Company stock fund or a combination thereof in multiples of one percent.

    VESTING

    Participant account balances are fully vested.

    PARTICIPANT LOANS

    Effective September 1, 1994, participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a rate equal to one percent over the prime rate. Principal and interest are paid ratably through monthly payroll deductions.

    PARTICIPANT DISTRIBUTIONS

    Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

KELLOGG COMPANY                                                              7
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

2.  PROVISIONS OF THE PLAN (CONTINUED)

    Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will receive the account balance in a lump sum.

    Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account balance may be received in a lump sum or installment payments.

3.  INCOME TAX STATUS

    The Plan administrator has received a favorable letter from the Internal Revenue Service regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4.  MASTER TRUST

    Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company Salaried Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

    The Plan has an undivided interest in the assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income. Such income allocation is based on the Plan's funds available for investment during the year.

    Master Trust assets held by the Plan and the Kellogg Company Salaried Savings and Investment Plan at October 31, 1995 and November 1, 1994 and the changes in assets for the period ended October 31, 1995 are as follows:

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
6. MASTER TRUST (CONTINUED)

                      KELLOGG COMPANY SAVINGS AND INVESTMENT PLANS: FOR THE PLAN YEAR ENDED OCTOBER 31, 1995
                             SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS

                                            SHORT TERM              BOND FUND          FIXED INCOME FUND          EQUITY FUND
                                         INVESTMENT ACCOUNT     INVESTMENT ACCOUNT     INVESTMENT ACCOUNT     INVESTMENT ACCOUNT
                                      10/31/94     10/31/95    10/31/94    10/31/95    10/31/94  10/31/95   10/31/94      10/31/95
                                     ----------------------  -----------------------   -------------------  -----------------------
CASH/EQUIVALENTS:
  Non-Interest Bearing                   $2,615     $21,959          $0          $0           $0      $0             $0          $0
  Interest Bearing Cash                      $0          $0    $149,329          $0           $0      $0             $0          $0
                                     ----------------------  -----------------------   -------------------  -----------------------
    TOTAL CASH/EQUIVAL                   $2,615     $21,959    $149,329          $0           $0      $0             $0          $0
                                     ----------------------  -----------------------   -------------------  -----------------------
RECEIVABLES                              $6,610      $5,187    $355,046    $191,402           $9      $0           $221        $134
                                     ----------------------  -----------------------   -------------------  -----------------------

GENERAL INVESTMENTS:
  Long Term U.S. Gov't Securities            $0          $0  $6,909,396   $8,478,055           $0     $0             $0          $0
  Short Term U.S. Gov't Securities           $0          $0          $0     $470,954           $0     $0             $0          $0
  Corporate Debt - Long Term                 $0          $0  $1,816,556   $2,148,889           $0     $0             $0          $0
  Corporate Debt - Short Term                $0          $0     $90,822     $225,136           $0     $0             $0          $0
  Corporate Stocks - Common                  $0          $0          $0           $0           $0     $0    $52,686,114 $77,007,278
  Value of Interest in Pooled Funds  $1,343,305    $174,695    $279,481    $ 222,051       $2,014     $0        $49,776     $27,418
  Guaranteed Investment Contracts            $0          $0          $0           $0   $7,200,983     $0             $0          $0
                                     ----------------------  -----------------------   -------------------  -----------------------
    TOTAL INVESTMENTS                $1,343,305    $174,695  $9,096,255  $11,545,085   $7,202,997     $0    $52,735,890 $77,034,696
                                     ----------------------  -----------------------   -------------------  -----------------------
    TOTAL ASSETS                     $1,352,530    $201,841  $9,600,630  $11,736,487   $7,203,006     $0    $52,736,111 $77,034,830
                                     ----------------------  -----------------------   -------------------  -----------------------

PAYABLES                                     $0          $0   $(105,531)          $0           $0     $0             $0          $0
                                     ----------------------  -----------------------   -------------------  -----------------------

    TOTAL LIABILITIES                        $0          $0   $(105,531)          $0           $0     $0             $0          $0
                                     ----------------------  -----------------------   -------------------  -----------------------

    NET ASSETS                       $1,352,530    $201,841  $9,495,099  $11,736,487   $7,203,006     $0    $52,736,111 $77,034,830
                                     ======================  =======================   ===================  =======================

                                          COMPANY STOCK FUND
                                          INVESTMENT ACCOUNT
                                      -------------------------
                                         10/31/94     10/31/95
                                      -------------------------
CASH/EQUIVALENTS:
  Non-Interest Bearing                         $0            $0
  Interest Bearing Cash                        $0            $0
                                      -------------------------
    TOTAL CASH/EQUIVAL                         $0            $0
                                      -------------------------
RECEIVABLES                                $4,188          $884
                                      -------------------------

GENERAL INVESTMENTS:
  Long Term U.S. Gov't Securities               $0           $0
  Short Term U.S. Gov't Securities              $0           $0
  Corporate Debt - Long Term                    $0           $0
  Corporate Debt - Short Term                   $0           $0
  Corporate Stocks - Common           $155,887,191 $132,601,292
  Value of Interest in Pooled Funds     $1,059,640      $20,895
  Guaranteed Investment Contracts               $0           $0
                                      -------------------------
      TOTAL INVESTMENTS               $156,946,831 $132,622,187
                                      -------------------------
      TOTAL ASSETS                    $156,951,019 $132,623,071
                                      -------------------------

PAYABLES                                        $0           $0
                                      -------------------------

  TOTAL LIABILITIES                             $0           $0
                                      -------------------------

  NET ASSETS                          $156,951,019 $132,623,071
                                      =========================


KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
6.  MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
                   FOR THE PLAN YEARS ENDED OCTOBER 31, 1995
             SCHEDULE OF INCOME AND EXPENSES, CHANGES IN NET ASSETS
 AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS

                                             SHORT TERM         BOND FUND     FIXED INCOME FUND     EQUITY FUND     COMPANY STOCK
                                        INVESTMENT ACCOUNT  ADVISORY ACCOUNT  ADVISORY ACCOUNT   ADVISORY ACCOUNT  ADVISORY ACCOUNT
                                        ------------------  ----------------  -----------------  ----------------  ----------------
Transfer of Assets Into
  Investment Account                          $239,061,840        $2,057,000                 $0       $23,980,000        $5,275,000
Earnings on Investments
  Interest                                         $85,839          $723,835           $494,662            $3,053           $34,566
  Dividends                                             $0                $0                 $0                $0        $3,259,625
  Net Realized Gain/(Loss)                              $0         ($120,303)                $0        $2,686,388        $7,282,937
                                        ------------------  ----------------  -----------------  ----------------  ----------------
TOTAL ADDITIONS                               $239,147,679        $2,660,532           $494,662       $26,669,441       $15,852,128
                                        ------------------  ----------------  -----------------  ----------------  ----------------
Transfer of Assets Out of
  Investment Account                         ($240,298,368)      ($1,290,000)       ($7,697,668)     ($15,005,000)     ($60,926,196)
Fees and Commissions                                    $0           ($6,886)                $0          ($25,499)               $0
                                        ------------------  ----------------  -----------------  ----------------  ----------------
TOTAL DISTRIBUTIONS                          ($240,298,368)      ($1,296,886)       ($7,697,668)     ($15,030,499)     ($60,926,196)
                                        ------------------  ----------------  -----------------  ----------------  ----------------
Change in Unrealized Appreciation                       $0          $877,742                 $0       $12,659,777       $20,746,120
                                        ------------------  ----------------  -----------------  ----------------  ----------------
NET CHANGE IN ASSETS                           ($1,150,689)       $2,241,388        ($7,203,006)      $24,298,719      ($24,327,948)
                                        ------------------  ----------------  -----------------  ----------------  ----------------
NET ASSETS AT 10/31/94                          $1,352,530        $9,495,099         $7,203,006       $52,736,111      $156,951,019
                                        ------------------  ----------------  -----------------  ----------------  ----------------
NET ASSETS AT 10/31/95                            $201,841       $11,736,487                 $0       $77,034,830      $132,623,071
                                        ==================  ================  =================  ================  ================

KELLOGG COMPANY                                                             10
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN


ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - OCTOBER 31, 1995
-------------------------------------------------------------------------------

                                                                           MARKET          UNREALIZED
SECURITY DESCRIPTION                          COST          PRICE           VALUE          GAIN/LOSS
TBC, Inc. Pooled Employee Funds
 Daily Liquidity Fund                $          86,931      1.000      $          86,931     $  -
Loans to participants                       14,631,203      1.000             14,631,203
Brundage Story & Rose Managed
 Synthetic GIC Fund Variable Rate           52,042,315      1.000             52,042,315
Morgan Bank GIC #41
 9.37% 6/1/96                               79,004,435      1.000             79,004,435
John Hancock GAC #5916-10001
 8.82% 6/1/97                               99,791,611      1.000             99,791,611
Protective Life Ins. GIC #807-B
 6.08% 1/31/97                              29,005,356      1.000             29,005,356
Provident Life GIC #627-05439-01A
 6.24% 6/30/97                              16,700,317      1.000             16,700,317
Protective Life Ins. GIC #893-B
 4.68% 6/1/96                               14,648,382      1.000             14,648,382
Provident Life GIC #627-05439-02A
 4.60% 6/3/96                               14,493,110      1.000             14,493,110
Putnam Horizon Managed Synthetic
  GIC Variable Rate 6/1/99                  51,877,407      1.000             51,877,407
Principal Mutual GAC #4-12130-01
 5.30% 12/1/98                              18,865,959      1.000             18,865,959
Peoples Security Ins #BDA00378FR
 5.15% 12/1/97                              18,450,962      1.000             18,450,962
Allstate Life Ins. GAC #5686A
 8.13% 12/1/98                              42,826,850      1.000             42,826,850
Commonwealth Life #ADA00687FR
 7.54% 6/1/98                               27,698,479      1.000             27,698,479
John Hancock GAC #7605
 7.87% 12/1/98                              43,362,646      1.000             43,362,646
Commonwealth Life GIC
 6.19% 6/1/98                                6,992,148      1.000              6,992,148
Metropolitan Life GIC
 6.27% 6/1/99                               17,648,727      1.000             17,648,727
New York Life GIC
 6.20% 6/1/98                                8,654,977      1.000              8,654,977
                                     -----------------                 -----------------     -------
                                     $     556,781,815                 $     556,781,815     $  -
                                     =================                 =================     =======

KELLOGG COMPANY                                                              11
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN


ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1995
-------------------------------------------------------------------------------


                                                        AMOUNT RECEIVED
                                                        DURING REPORTING
                                        ORIGINAL              YEAR                    UNPAID
     IDENTITY AND ADDRESS                AMOUNT       ---------------------          BALANCE AT
         OF OBLIGOR                     OF LOAN      PRINCIPAL    INTEREST           YEAR END
Otis J. Akins, Jr.                    $    3,640     $     128    $     75         $   3,512
8261 Manor
Detroit, MI 48204

Paulettte P. Archie                       18,891         1,207         623            17,428
480 Arcadia Blvd.
Battle Creek, MI 49017

Eric G. Ivany, Jr.                         7,600           341         202             7,195
21972 Bedford Rd.
Battle Creek, MI 49017

Robert C. Putnam                          30,000           819         542            29,181
3331 Putnam Ct.
Battle Creek, MI 49017

Guadalupe G. Buentello                     8,847           153         118             8,694
67225 M-66
Sturgis, MI 49091

Mary L. Kerr                               3,000           123          43             2,877
300 Morgan Rd., Lot 8
Battle Creek, MI 49017




     IDENTITY AND ADDRESS                              TERMS                        AMOUNT OVERDUE
         OF OBLIGOR                  ---------------------------------------   -----------------------
                                     LOAN DATE     INTEREST RATE    MATURITY    PRINCIPAL     INTEREST
Otis J. Akins, Jr.                   09/30/94              8.8%      09/30/98     $   3,512    $      26
8261 Manor
Detroit, MI 48204

Paulettte P. Archie                  08/31/94              8.3%      08/31/99        17,428          599
480 Arcadia Blvd.
Battle Creek, MI 49017

Eric G. Ivany, Jr.                   08/31/94              8.3%      08/31/99         7,195          297
21972 Bedford Rd.
Battle Creek, MI 49017

Robert C. Putnam                     08/31/94              8.3%      08/31/99        29,181        1,003
3331 Putnam Ct.
Battle Creek, MI 49017

Guadalupe G. Buentello               08/31/94              8.3%      08/31/99         8,694          479
67225 M-66
Sturgis, MI 49091

Mary L. Kerr                         09/30/94              8.8%      09/30/97         2,877          189
300 Morgan Rd., Lot 8
Battle Creek, MI 49017


KELLOGG COMPANY                                                             12
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1995
-------------------------------------------------------------------------------


                                                        AMOUNT RECEIVED
                                                        DURING REPORTING
                                        ORIGINAL              YEAR                   UNPAID
     IDENTITY AND ADDRESS                AMOUNT     ----------------------         BALANCE AT
          OF OBLIGOR                    OF LOAN      PRINCIPAL    INTEREST          YEAR END
Victory Chaney                        $    4,500     $     242    $     90         $   4,179
407 Edgmont Dr.
Willow Street, PA 17584

Michael R. Laprairie                       9,000         1,004         465             7,920
2649 E. State Rd.
Hastings, MI 49058

Joseph A. Varga                           30,000         1,210         647            28,790
4411 Altahesa Blvd.
Forth Worth, TX 76133

Milo E. Gilbert                            4,000         2,815         147               864
122 N. 21st St.
Battle Creek, MI 49015

Anthony L. Rogers                         12,000         -           -                12,000
30 Sherman Rd.
Battle Creek, MI 49017

Jack L. Sheppard                          15,000         2,063         650            12,569
56 W. Glenurban
Battle Creek, MI 49017



                                                           TERMS                       AMOUNT OVERDUE
     IDENTITY AND ADDRESS              ----------------------------------------     ---------------------
          OF OBLIGOR                    LOAN DATE     INTEREST RATE    MATURITY    PRINCIPAL     INTEREST
Victory Chaney                         08/31/94              8.3%      08/31/98     $   4,179    $     144
407 Edgmont Dr.
Willow Street, PA 17584

Michael R. Laprairie                   08/31/94              8.3%      08/31/99         7,920          164
2649 E. State Rd.
Hastings, MI 49058

Joseph A. Varga                        09/30/94              8.8%      09/30/99        28,790        1,050
4411 Altahesa Blvd.
Forth Worth, TX 76133

Milo E. Gilbert                        08/31/94              8.3%      08/31/95           864           12
122 N. 21st St.
Battle Creek, MI 49015

Anthony L. Rogers                      08/31/94              8.3%      08/31/99           -          1,155
30 Sherman Rd.
Battle Creek, MI 49017

Jack L. Sheppard                       08/31/94              8.3%      08/31/97        12,569          432
56 W. Glenurban
Battle Creek, MI 49017


KELLOGG COMPANY                                                              13
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1995
-------------------------------------------------------------------------------

                                                        AMOUNT RECEIVED
                                                        DURING REPORTING
                                        ORIGIANL              YEAR                  UNPAID
     IDENTITY AND ADDRESS                AMOUNT     ----------------------         BALANCE AT
          OF OBLIGOR                    OF LOAN      PRINCIPAL    INTEREST          YEAR END
Martha N. Rideout                     $   10,000     $     129    $     83         $   9,871
2025 - 88th Ave.
Oakland, CA 94621

Arty D. Barron                             4,000           595         206             3,405
5044 Hickory Bark Dr.
Memphis, TN 38141



                                                              TERMS                       AMOUNT OVERDUE
     IDENTITY AND ADDRESS                 ----------------------------------------     ---------------------
          OF OBLIGOR                       LOAN DATE     INTEREST RATE    MATURITY    PRINCIPAL     INTEREST
Martha N. Rideout                         04/30/95              10.0%     04/30/00     $   9,871    $     494
2025 - 88th Ave.
Oakland, CA 94621

Arty D. Barron                            12/31/94               9.5%     12/31/97         3,405           27
5044 Hickory Bark Dr.
Memphis, TN 38141


KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS - YEAR ENDED OCTOBER 31, 1995 (1)
--------------------------------------------------------------------------------

                                              CURRENT VALUE AT TRANSACTION DATE               COST OF          NET
                                                    NET                         NET         SECURITIES     REALIZED
IDENTITY OF ISSUE                             PURCHASE PRICE               SALES PRICE          SOLD         GAIN
Allstate Life GIC # 5686-01
 8.13% 12/1/98                                  $    35,583,414           $        -       $        -        $   -

Morgan Bank GIC #41
 9.37% 6/1/96                                                                  38,773,699       38,773,699

John Hancock GIC #7605
 7.87% 12/1/98                                       38,014,830

John Hancock GAC #5916-1000
 8.30% 6/1/97                                                                  60,936,276       60,936,276


(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1994.